Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

The intent of this Separation Agreement and General Release (the “Agreement”) is to mutually, amicably and finally resolve and compromise any and all issues and claims surrounding the employment of Steven Geiser (“Executive”) and Spansion LLC (“SPANSION”) and the termination of that employment. Executive and SPANSION may be referred to collectively in this Agreement as “the Parties.”

Therefore, in exchange for the mutual covenants, promises and representations described below, the Parties agree as follows:

1. Termination of Employment. Executive’s employment will terminate effective February 3, 2006.

2. Separation Payment. SPANSION will provide Executive with a lump sum payment in the amount of Three Hundred Fifty Thousand Dollars and No Cents ($350,000), less all applicable withholdings.

3. Outplacement Services. Should Executive choose to participate in outplacement services, standard executive outplacement services for a period not to exceed twelve months will be made available to Executive through Right Associates beginning anytime between February 6, 2006 and February 5, 2007, at SPANSION’s expense.

4. Additional Consideration. Executive agrees that the provision to him of the separation payment referenced in paragraph 2, above, and the executive outplacement services referenced in paragraph 3, above, are not required by SPANSION’s policies, procedures or practices and constitute valuable consideration for the promises and releases granted to SPANSION by Executive in this Agreement.

5. No Bonus Payments. Executive agrees that as of the date he executes this Agreement, he is not entitled to any payment of any kind or amount under any SPANSION bonus and/or incentive program.

6. Non-Disparagement. Each party agrees that it/he will not libel or slander, or in any other way disparage the other party.

7. Availability. Executive agrees to be available to answer questions SPANSION might have and provide information to SPANSION in connection with SPANSION’s transition to a new Chief Financial Officer.

8. Mutual Release. Executive, on behalf of himself and his representatives, heirs, executors, administrators, families, agents, and attorneys (collectively the “Executive Parties”), releases SPANSION and its representatives, agents, attorneys, shareholders, officers, employees, successors and assigns, and SPANSION’s affiliated, subsidiary, parent, joint venture and holding companies, and those companies’ respective representatives, attorneys, shareholders, officers, agents, employees, successors and assigns (collectively, the “Spansion Released Parties”), and the Spansion Released Parties release the Executive Parties from any and all claims, rights, demands, actions, obligations and causes of action of any and every kind, nature and character, known or unknown, suspected or unsuspected, which each may now have or has ever had against the other, arising from any and all relations between Executive and any or all of the Spansion Released Parties, including without limitation Executive’s SPANSION employment and the termination of that employment, including without limitation any and all claims, rights, demands, actions, obligations and causes of action arising in contract, whether express or implied; or tort, including without limitation “wrongful discharge;” or under any common law theory, covenant of good faith and fair dealing; or under any federal, state or municipal act, statute, ordinance, executive order or regulation, including without limitation, those arising under the California Fair Employment and Housing Act, the Texas Commission on Human Rights Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Older Workers Benefits Protection Act, the American With Disabilities Act, the Family Medical Leave Act and the California Family Rights Act.

9. Mutual Confidentiality. Executive agrees he will not disclose the contents of this Agreement to anyone except, as necessary, (i) to those rendering accounting, tax or legal advice to him, (ii) pursuant to an order of a court of competent jurisdiction, (iii) as required by federal or state tax or other regulatory authority, (iv) in any proceeding to enforce the terms of this Agreement, and (v) to his immediate family; SPANSION agrees it will not disclose the contents of this Agreement to anyone except, as necessary, (i) to those rendering accounting, tax or legal advice to it or any of its related companies, (ii) pursuant to an order of a court of competent jurisdiction, (iii) as required by federal or state tax or other regulatory authority, (iv) in any proceeding to enforce the terms of this Agreement, and (v) as may be reasonably necessary to conduct its business.

Non-Disclosure of Confidential Information. Executive acknowledges that while employed by SPANSION he had access to, acquired and assisted in the development of confidential and proprietary information and trade secrets relating to the present and anticipated business and operations of SPANSION. Executive agrees to keep confidential and not to disclose or use, either directly or indirectly, confidential or proprietary information, without the prior written consent of SPANSION, or until the information otherwise becomes public knowledge.

10. Waiver of Claims under California Civil Procedure Code Section 1542. Executive confirms he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives him the right to not release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. With this knowledge, Executive nevertheless voluntarily waives the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

11. No Interference With Business. Executive agrees that for the duration of his SPANSION employment, and thereafter, he will not act to disrupt, damage, impair or interfere with the business of SPANSION; Executive agrees that for the duration of his SPANSION employment and for a period of two years thereafter, he will not (i) directly or indirectly solicit the services of any employee of SPANSION or its present or future subsidiaries, parents, affiliates, joint ventures or holding companies for himself or any other person or entity, (ii) directly or indirectly influence any individual to leave his or her employment with SPANSION or any of its present or future subsidiaries, parents, affiliates, joint ventures or holding companies, and/or (iii) participate in any way in the hiring of any employee of SPANSION or its subsidiaries, parents, affiliates, joint ventures or holding companies by any individual or entity other than SPANSION or its subsidiaries, parents, affiliates, joint ventures or holding companies.

12. Return of SPANSION Property. Executive agrees to return promptly to SPANSION upon SPANSION’s request, and in any event by no later than February 3, 2006, all SPANSION property, including without limitation computers, telephones and other handheld electronic devices, and all copies and originals he may have of SPANSION documents, data, records, computer software, notebooks, customer lists, financial reports, bulletins, manuals, telephone directories, cost, purchasing and marketing information, and all other information and property belonging to SPANSION.

13. No Liability. This Agreement is not to be considered an admission of any liability or wrongdoing on the part of SPANSION.

14. California Law. This Agreement will be governed by the laws of the State of California.

15. Severability. If for any reason any provision or part of a provision in this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the provision and/or Agreement will remain binding and in effect to effectuate the parties’ intentions.

16. Attorney’s Fees. In the event it is necessary for either of the Parties to bring legal action to enforce the terms of this Agreement, the prevailing party will be entitled to costs and reasonable attorneys’ fees.

17. Integration Clause; Voluntary Execution. This Agreement, along with the non-disclosure agreement executed by the Executive on May 10, 1994 and Executive’s Legal Debrief Form, constitute the full and complete understanding of the Parties, and fully supersedes any and all prior agreements or understandings between the Parties, whether oral or written, on the subject covered in this Agreement. There are no oral understandings, statements, or stipulations bearing upon the effect of this Agreement that have not been incorporated herein. Executive agrees he is not executing this Agreement in reliance on any promise, representation or inducement other than those contained in this Agreement, and that he is signing this Agreement voluntarily.

18. Interpretation of Agreement. The Parties acknowledge it is their intention that this Agreement be interpreted as if drafted cooperatively by the Parties and that for purposes of subsequent interpretation, this Agreement shall be treated as if drafted equally by each of the Parties and shall not be interpreted against either one side or the other.

STEVEN GEISER

Dated: February 3, 2006	By	/s/ Steven Geiser
Steven Geiser

SPANSION LLC

Dated: February 3, 2006	By:	/s/ Carroll Jacoby
Carroll Jacoby
Its Corporate Vice President, Human Resources